UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 23, 2020

Migom Global Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216086	61-1787148
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 6th Ave, 3rd floor

New York, NY, 10036, USA

(Address of principal)

212 257 6711

(Registrant’s telephone number, including area code)

Alfacourse Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, HRH Prince Maximillian Habsburg was appointed as Chairman of the Board of Directors of Migom Global Corp, (the “Company”). Also on January 23, 2020, Mr. Thomas Schaetti and Mr. Stefan Lenhart were appointed as members of the Board of Directors of the Company. HRH Prince Maximillian Habsburg, Thomas Schaetti, and Stefan Lenhart accepted such appointments on January 23, 2020. Each appointee is independent using the definition of independence under NASDAQ Listing Rule 5605(a)(2) and the standards established by the Securities and Exchange Commission.

Mr. Habsburg is currently Chairman of the Board of Directors of Migom Bank, Ltd., Roseau, Dominica. Among his other engagements HRH Prince Maximillian Habsburg since 2018 has been the President of Volkswirtschaftliche Gesellschaft Wien, an educational institution of regionally networking non-profit organizations. Additoinally, since 2016 Mr. Habsburg has served as Managing Director of ELLS Finanzberatung und Treuhand GmbH, and at ELLS Bank AG as liquidator and as the Chairman of the Board. Since 2013, HRH Prince Maximillian Habsburg has acted as the General Manager and principal partner in Family Office Asset Planning, M&A Support, Wealth Planning Services, and Estate Planing Services at Habsburg Solutions GmbH.

Mr. Habsburg received his training to CFP, ÖPWZ Vienna, degree in 2008, Balance Sheet Analysis in 2007, and Xetra Retailer Cash Market, Stock Exchange Vienna in 2005. He received his diploma from College of Tourism Management, Klessheim, in 1998.

Mr. Thomas Schaetti since 2019 has been working at Migom Investments S.A, Luxembourg, an EMD Agent registered by the UK FCA, as the Chief Executive Officer, at Migom Bank Ltd., Roseau, Dominica, as Chief Executive Officer, and at Migom Verwaltungs GmbH, Vienna, Austria, as Chief Executive Officer. Also beginning in 2019, Mr. Schaetti has worked at Crapera2 AG, as President of the Board, at B52 Holding AG, as a Board Member, and at Bentito AG, as a Board Member. Beginning in 2016, Thomas Schaetti has been the President of the Board of Sideral Holding AG, Baden and a Board Member of IMW Immobilien SE. Mr. Schaetti worked at E&A Beteiligungs GmbH, as Chief Executive Officer, from 2017 to 2019, and as Managing Director at Brauerei Piesting GmbH, from 2016 to 2017. He was also the Managing Director at Nordinvestment GmbH, from 2016 to 2018 and the President of the Board at Geneva Fund Services AG, from 2016 to 2017. Thomas was President of the Board of Sofina AG in Zurich from 2008 to 2015. His other career highlights include administrative positions in Privatbank Maerki Baumann & Co., AG, Zurich, Coutts Bank & Co. AG, Zurich, Euro Invest Bank AG, Zurich, and SVRB Schweizer Verband der Raiffeisen Banken, Zurich.

Mr. Thomas Schaetti has graduated from Secundarschule, Zurich in 1990 and received his Commercial Degree in Management and Business Administration from Zurich Commercial School in 1993.

Mr. Stefan Lenhart, currently the Treasurer of Migom Bank Ltd., Roseau, Dominica, worked at DVAG Deutsche Vermögensberatung Bank AG, in investment counseling, and agency management from November 2017 to November 2018. Before that he worked at various managerial positions at such financial institutions as Creditanstalt Bank, Bank Austria AG, Alizee Bank AG, Wienerprivatbank SE and Meinl Bank AG.

Mr. Lenhart garduated from Polytechnischer Lehrgang professional school, Hohenau, Austria in 1993. He also became an integrated dealer, audit stock and derivatives market at the Vienna Stock Exchange, in 2000, passed a EUREX trader examination, Frankfurt, in 2002 and completed a VÖIG-course for funds and portfolio management (CPM), Vienna, in 2005. Stefan received an MBA in Finance Administration from Donau University, Krems in 2012, and passed the Austrian state insurance agents exam in 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resolutions of appointment and acceptance, dated January 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2020

Migom Global Corp.

/s/ Georgi Parrik
By:	Georgi Parrik
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resolutions of appointment and acceptance, dated January 23, 2020.

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